AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 29, 1998.

                                                    REGISTRATION NO. __________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             Registration Statement Under the Securities Act of 1933

                                 MASCOTECH, INC.
             (Exact Name of Registrant as Specified in its Charter)

         Delaware                                          38-2513975
(State or other jurisdiction                   (IRS Employer Identification No.)
      of incorporation)

                   21001 Van Born Road, Taylor, Michigan 48180
               (Address of Principal Executive Offices) (Zip Code)

               MASCOTECH, INC. 1991 LONG TERM STOCK INCENTIVE PLAN
                            (Full Title of the Plan)

                                 DAVID B. LINER
                       VICE PRESIDENT AND GENERAL COUNSEL
                                 MASCOTECH, INC.
                               21001 VAN BORN ROAD
                             TAYLOR, MICHIGAN 48180
                     (Name and Address of Agent for Service)

                (313) 274-7405
           (Telephone no., including area code, of agent for service)

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

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                                             CALCULATION OF REGISTRATION FEE

----------------------- ---------------------- -------------------------- ------------------------- -------------------------

          Title of                                 Proposed Maximum           Proposed Maximum
      Securities to be        Amount to             Offering Price              Aggregate of               Amount of
         Registered          be Registered           Per Share(3)             Offering Price(3)        Registration Fee(3)
----------------------- ---------------------- -------------------------- ------------------------- -------------------------
----------------------- ---------------------- -------------------------- ------------------------- -------------------------

Common Stock (Par           6,000,000(1)(2)           $16 19/32                  $99,562,500               $30,167.00
Value $1.00 Per Share)
----------------------- ---------------------- -------------------------- ------------------------- -------------------------
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(1)  This Registration Statement registers additional shares of the Registrant's common stock issuable pursuant to the same plan for which Registration
     Statement No. 33-42230 is currently effective. A registration fee of $9,375 was paid on August 12, 1991 with the original filing to register 6,000,000 shares of Common Stock. Accordingly, pursuant to Instruction E of Form S-8, the registration fee is being paid with respect to the additional securities only.

(2) Pursuant to Rule 416(a), this Registration Statement also covers such indeterminate number of additional shares of Common Stock as may be issuable by reason of the antidilution provisions of the Incentive Plan in the event of stock splits, stock dividends or similar transactions.

(3) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) and based on the average of the high and low prices of the Common Stock on the New York Stock Exchange - Composite Tape on September 25, 1998 as reported in The Wall Street Journal.

                                  INTRODUCTION

     On August 12, 1991, MascoTech, Inc. (the "Company" or "Registrant") filed Registration Statement No. 33-42230 on Form S-8 (the "Registration Statement"), registering 6,000,000 shares of the common stock, par value $1.00, (the "Common Stock") of the Registrant for issuance under the MascoTech, Inc. 1991 Long Term Stock Incentive Plan (the "Plan"). The contents of Registration Statement No. 33-42230 are incorporated herein by reference. Effective April 23, 1997, the Company's shareholders approved certain changes in the plan. By this Registration Statement, the Registrant increases the number of shares registered under the Plan to 12,000,000.

ITEM 8.   EXHIBITS.

EXHIBIT NO.                                  DESCRIPTION


     *4.a Restated Certificate of Incorporation of the Company and amendments thereto.

      4.b Bylaws of the Company, as amended. Incorporated by reference to the Exhibits filed with the Company's Annual Report on Form 10-K for the year ended December 31, 1997.

     *5              Opinion of David B. Liner.

     *23.a Consent of PricewaterhouseCoopers LLP relating to the financial statements and financial statement schedules of the Company.

     *23.b Consent of PricewaterhouseCoopers LLP relating to the financial statements of TriMas Corporation.

     *23.c           Consent of David B. Liner, which is included as part of
                     Exhibit 5.

     *24 Power of Attorney, included on the Signatures page of this Registration Statement on Form S-8.

     *99             MascoTech, Inc.1991 Long Term Stock Incentive Plan
                    (restated July 15, 1998).

-----------------
*Filed herewith.




                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Taylor and the State of Michigan on this 25 day of September, 1998.

                                      MASCOTECH, INC.

                                      By /s/FRANK M. HENNESSEY
                                        --------------------------------------
                                            Frank M. Hennessey
                                            Vice Chairman of the Board
                                            And Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard A. Manoogian and Eugene A. Gargaro, Jr., and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

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     SIGNATURE                                  TITLE                           DATE

PRINCIPAL EXECUTIVE OFFICER:


/s/  FRANK M. HENNESSEY                Vice Chairman of the Board         September 25, 1998
---------------------------------      and Chief Executive Officer
     Frank M. Hennessey


PRINCIPAL FINANCIAL OFFICER:

/s/  TIMOTHY WADHAMS                   Executive Vice President-          September 25, 1998
----------------------------------     Finance and Administration
     Timothy Wadhams




PRINCIPAL ACCOUNTING OFFICER:

/s/  WILLIAM T. ANDERSON                    Vice President and Controller               September 25, 1998
------------------------------------
     William T. Anderson


/s/  RICHARD A. MANOOGIAN                   Chairman of the Board                       September 25, 1998
------------------------------------          and Director
     Richard A. Manoogian


/s/  ROGER T. FRIDHOLM                      Director                                    September 25, 1998
------------------------------------
     Roger T. Fridholm


/s/  HELMUT F. STERN                        Director                                    September 25, 1998
------------------------------------
     Helmut F. Stern


/s/  WILLIAM K. HOWENSTEIN                  Director                                    September 25, 1998
------------------------------------
     William K. Howenstein


/s/  JOHN A. MORGAN                         Director                                    September 25, 1998
------------------------------------
     John A. Morgan


/s/  PETER A. DOW                           Director                                    September 25, 1998
------------------------------------
     Peter A. Dow


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

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                                                       INDEX TO EXHIBITS

                                                                                                            SEQUENTIALLY
     EXHIBIT                                                                                                  NUMBERED
       NO.                                                 DESCRIPTION                                          PAGE


     *4.a             Restated Certificate of Incorporation of the Company and amendments thereto.

      4.b             Bylaws of the Company, as amended. Incorporated by reference to the Exhibits filed with the Company's Annual Report on Form 10-K for the year ended
                      December 31, 1997.

     *5               Opinion of David B. Liner.

     *23.a            Consent of PricewaterhouseCoopers  LLP relating to the financial statements and financial statement schedules of the Company.

     *23.b            Consent of  PricewaterhouseCoopers  LLP relating to the financial statements of
                      TriMas Corporation.

     *23.c            Consent of David B. Liner, which is included as part of Exhibit 5.

     *24              Power  of  Attorney,  included  on the  Signatures  page of  this  Registration
                      Statement on Form S-8.

     *99              MascoTech, Inc. 1991 Long Term Stock Incentive Plan (restated July 15, 1998).

----------------
*Filed herewith.